EXHIBIT 10.V


                  GES EXPOSITION SERVICES, INC.

              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


1.   EFFECTIVE DATE AND PURPOSE.

This GES Exposition Services, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") is established effective August 1, 1995, for the purpose of providing post-retirement income to Eligible Employees (as defined in Section 2! who are selected for participation and who continue to be employed as Eligible Employees on or after January 1, 1996. No person who ceases to be an Eligible Employee prior to January 1, 1996, shall be entitled to receive any benefit under this Plan. It is the intention of GES Exposition Services, Inc. (hereinafter called the "Company") that Eligible Employees shall be those selected by the Company from time to time such that the Plan continues to be eligible for exemption under Parts 2, 3, and 4 of Title 1 of ERISA. In order to further that intent, all Eligible Employees must fulfill at least the following requirements:

A.   His or Her basic earnings should exceed the Social Security
Wage Base, for purposes other than Medicare, applicable in his or her year of enrollment by 25% and

B.   He or she should be exempt from the provision of the Fair
Labor Standards Act and

C. His or her duties should be those of supervisory or management personnel and

D.   Eligible Employees shall be restricted to Officers of GES
Exposition Services, Inc. or any of its subsidiaries or affiliates whose title shall be one of the following:

     Vice President
     Senior Vice President
     Executive Vice President
     President
     Chairman of the Board and Chief Executive Officer

2.   PARTICIPATION.

Employees of the Company including its subsidiaries or affiliates identified on Schedule A become eligible for the Plan when approved by the Board of Directors of GES Exposition Services, Inc. A list of Eligible Employees with respect to each Schedule of Benefits is attached (Schedule B) to the Plan and such exhibit shall be periodically updated when additional employees become eligible.

3.   FUNDING.

No fund shall be established to provide for the payment of benefits under this Plan. Such payments shall be made only when an Eligible Employee retires and shall be payable by the Company at such time.

4.   CATEGORIES OF BENEFIT PAYMENTS TO ELIGIBLE EMPLOYEES.

Benefits shall be payable by the Company in accordance with the terms and conditions of the Plan and as described in each Schedule of Benefits to the Eligible Employees described in Schedule B.

5.   RETIREMENT BENEFIT.

The Plan shall pay a monthly benefit on retirement from the Company, after attainment of age 65, or age 55 with 10 or more years of service, equal to the amount by which the sum of the monthly pension benefits payable to the Eligible Employee from all qualified defined benefit plans maintained by the Dial Corp or any of its subsidiaries or its affiliates (hereinafter called the "Corporation") is less than that monthly benefit based on the provisions described in the Schedule of Benefits in this Plan in which the Eligible Employee is enrolled. In calculating the monthly benefit based on the Schedule of Benefits in this Plan, the following rules shall apply:

(a) Credited Service shall be determined from the later of January 1, 1980 or the Eligible Employee's date of hire with the Company to the calculation date for the benefit. Such determination of Credited Service shall be made using the definition of Credited Service under the Dial Companies Retirement Income Plan and the Greyhound Exposition Services, Inc. Appendix thereto (hereinafter referred to collectively as the "GES DCRIP Appendix"), but ignoring the curtailment in the GES DCRIP Appendix that prevents any additional Credited Service attributable to periods after July 31, 1995, from being taken into account.

(b) Compensation, Covered Compensation, and Average Monthly Compensation shall be determined by using the definitions in the GES DCRIP Appendix, but including the additional item of bonuses awarded under the Company's Management Incentive Plan (counting the bonuses in the month in which they are awarded) and ignoring the curtailment in the GES DCRIP Appendix that prevents any additional Compensation, Covered Compensation, or Average Monthly Compensation attributable to periods after July 31, 1995, from being taken into account.

Notwithstanding the foregoing, the limits of Internal Revenue Code Section 401(a) (17) and 415 shall not apply when making this calculation based on the rules of such Dial Companies Retirement Income Plan appendix. Also in making this determination, the amounts from such other Corporation pension plans shall be determined prior to the election of any options (such as joint and survivor elections).

6.   OPTIONAL FORMS.

If any pension is payable to an Eligible Employee from a pension plan maintained by the Corporation and an optional form of payment is elected under that plan, then a similar election will be assumed under this Plan. If two or more such pensions are payable from other plans, then the option selected for the largest pension shall prevail in the Plan.

7.   VESTING.

Notwithstanding any other provision hereof, any Eligible Employee hereunder who has accumulated five years of service with the Corporation and its subsidiaries taken as a whole, ignoring breaks in service, shall be fully vested and entitled to benefits hereunder.

8.   DEATH BENEFIT.

If an Eligible Employee dies prior to retirement and their spouse would be eligible for a benefit under the Dial Companies
Retirement Income Plan, then the spouse will receive a benefit under this Plan equal to:

     (a)  the benefit that would be provided by the Dial
          Companies Retirement Income Plan, but based on the benefit formula adjustments described in the Plan
          Schedule under which the Eligible Employee is covered;
          reduced by

     (b) the sum of all retirement benefits payable to the surviving spouse from all other defined benefit plans sponsored by The Dial Corp or any of its subsidiaries.

9.   ADMINISTRATION, AMENDMENT, MODIFICATION, AND TERMINATION OF
THE PLAN.

The Board of Directors of the Company may terminate the Plan or any Schedule of Benefits at any time. Any amounts vested under the Plan prior to any such termination shall continue to be subject to the terms, conditions, and elections in effect under the Plan when the Plan is terminated. The Plan may be amended at any time or from time to time by the Board of Directors of the Company. The Company shall have full power and authority to interpret and administer the Plan, including, but not limited to, the authority to appoint an administrative committee, to promulgate rules of Plan administration, to adopt a claims procedure, to conclusively settle any disputes as to rights or benefits arising from the Plan, and to make such decisions or take such actions as the Company, in its sole discretion, reasonably deems necessary or advisable to aid in the proper administration and maintenance of the Plan.

10.  MISCELLANEOUS.

The Plan, and any determination made by the Company, or any committee appointed by the Company to administer the Plan, in connection therewith, shall be binding upon each Eligible Employee, his or her beneficiary or beneficiaries, heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing sentence, no benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void. No such benefit payment shall be, prior to actual receipt by the Eligible Employee, or his or her beneficiary or beneficiaries, as the case may be, in any manner subject to the debts, contracts, liabilities or engagements of such Eligible Employee or beneficiary(ies). The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company, or any of its Subsidiaries, and any Eligible Employee, nor shall any provision hereof restrict the right of the Company or any of its Subsidiaries to discharge any Eligible Employee from his or her employment, with or without cause.




GES Exposition Services, Inc. Supplemental Executive Retirement
Plan

Schedule A List of participating Employers

Participating Company                   Effective Date

GES Exposition Services, Inc.           August 1, 1995



GES Exposition Services, Inc.  Supplemental Executive Retirement
Plan

Schedule B  List of participating employees

Name                                    Benefit Schedule
John Jakubek        167 44 4129              C
Willis Jones Jr.    554 44 3984              C
Robert Kneesel      353 44 6243              C
Marcia Martin       279 42 9847              C
John Patronski      327 42 6164              C
Norton Rittmaster   486 36 0613              C
Edward Stewart      496 32 6963              C
James Whitsell      373 42 4416              C
Gerald Zwick        374 42 0112              C

Bonnie Aaron        296 36 2088              D
Mark Anderson       553 08 3752              D
Harold Bartlett     273 42 3484              D
Gerald Benford      355 34 0354              D
Daryl Clove         530 40 7451              D
Joanne Langager     573 98 4768              D
Hugh MacLean        549 54 8635              D
Kenneth McAvoy Jr.  318 36 4795              D
Brent Rawlings      530 42 6881              D
William Suszko      490 50 7117              D
James Thompson      317 50 1980              D
Randall Wight       520 52 9057              D
Norman Yahraus      282 30 8401              D




GES Exposition Services, Inc. Supplemental Executive Retirement
Plan

Benefit Schedule C

Benefits may be payable based on the benefit formula below in respect of persons employed by the Company who are selected by the Board of Directors of the Company for coverage under this Schedule of Benefits. The amount used for this Schedule of Benefits under section 5 of the Plan in determining the monthly benefit payable to a covered Eligible Employee is equal to the sum of (1) plus (2| below, multiplied by all years of the Eligible Employee's Credited Service up to a maximum of 30 years:


     1)   1.25 percent of the lesser of the Eligible Employee's
          Average Monthly Compensation or his Covered
          Compensation.

     2)   1.75 percent of the excess, if any, of the Eligible
          Employee's Average Monthly Compensation over his
          Covered Compensation.




GES Exposition Services, Inc. Supplemental Executive Retirement
Plan

Benefit Schedule D

Benefits may be payable based on the benefit formula below in respect of persons employed by the Company who are selected by the Board of Directors of the Company for coverage under this Schedule of Benefits. The amount used for this Schedule of Benefits under section 5 of the plan in determining the monthly benefit payable to a covered Eligible Employee is equal to the sum of (1) plus (2) below, multiplied by all years of the Eligible Employee's Credited Service up to a maximum of 30 years:


1)   0.90 percent of the lesser of the Eligible Employee's
     Average Monthly Compensation or his Covered Compensation.

2)   1.40 percent of the excess, if any, of the Eligible
     Employee's Average Monthly Compensation over his Covered
     Compensation.